Exhibit 32

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sony Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended March 31, 2004 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nobuyuki Idei
Nobuyuki Idei
Chairman Group Chief Executive Officer

/s/ Katsumi Ihara
Katsumi Ihara
Executive Deputy President Group Chief Strategy Officer & Group Chief Financial Officer

/s/ Teruhisa Tokunaka
Teruhisa Tokunaka
Member of the Board of Directors (Group Chief Strategy Officer until June 22, 2004)

/s/ Takao Yuhara
Takao Yuhara
Corporate Senior Vice President (Group Chief Financial Officer until June 22, 2004)

Date: June 22, 2004